Exhibit 10.25

PLAINS EXPLORATION & PRODUCTION COMPANY

2010 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD FOR DIRECTORS

This Restricted Stock Award made as of the      day of         , 20     (the “Grant Date”), by and between Plains Exploration & Production Company (the “Company”), to                      (the “Grantee”), evidences the grant by the Company of a stock award of restricted shares to the Grantee on such date (the “Award”) and the Grantee’s acceptance of the Award in accordance with the provisions of the Plains Exploration & Production Company 2010 Incentive Award Plan, as amended or restated from time to time (the “Plan”). The Company and the Grantee agree as follows:

1. Basis for Award. This Award is made in accordance with Article 8 and Section 11.10 of the Plan and the Company’s Corporate Governance Guidelines. The Grantee hereby receives as of the date hereof an Award of Restricted Stock (the “Grant”).

2. Restricted Stock Awarded.

(a) The Company hereby awards to the Grantee, in the aggregate, 10,000 Shares (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Award.

(b) Each certificate issued in respect of the Restricted Stock shall be registered in the Grantee’s name and deposited with the Company (or held in book entry form) and shall bear the following (or a similar) legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD DATED AS OF              , 20    .

At the expiration of the restrictions, the Company shall, as applicable, either remove the notations on any Shares issued in book entry form which have vested, or deliver to the Grantee (or his legal representative, beneficiary or heir) share certificates for the Shares which have vested, without any legend except as otherwise provided by the Plan, this Award or as otherwise required by applicable law. The Grantee shall have the right to receive dividends on and to vote the Restricted Stock while it is held in custody except as otherwise provided by the Plan. Notwithstanding the foregoing, the Company shall retain custody of all dividends made or declared with respect to the Restricted Stock and such dividends shall be subject to the same restrictions and conditions as are applicable to the Restricted Stock.

(c) Except as provided in the Plan or this Award, the restrictions on the Restricted Stock are that the stock will be forfeited by the Grantee and all of the Grantee’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Committee, excluding the Grantee if he so serves on the Committee.

3. Vesting. The Restricted Stock covered by this Award shall become fully vested and non-forfeitable upon completion of the earlier of (i) one full year of service as a member of the board commencing on the date of grant or (ii) the next annual meeting of the Company’s stockholders, provided that the Grantee still performs services as a director of the Company (or any Parent or Subsidiary) on such vesting dates. All restrictions will lapse upon (a) the Grantee’s death or separation from service due to Disability or (b) a Change in Control. If the Grantee ceases to be a director of the Company (or any Parent or Subsidiary) for any other reason at any time prior to the lapse of restrictions, the unvested Restricted Stock shall automatically be forfeited upon such cessation of service.

4. Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

5. No Right to Continued Service. Nothing in this Award shall be deemed by implication or otherwise to provide for the Grantee’s continued service.

6. Adjustment Upon Changes in Capitalization. In the event of a change in capitalization or certain other similar events, the Committee shall make appropriate adjustments to the Award, including but not limited to the number and class of shares relating to the Restricted Stock, in accordance with the provisions of Section 13.2 of the Plan. The Committee’s adjustment shall be effective and final, binding and conclusive for all purposes of the Plan and this Award.

7. Governing Law; Modification. This Award shall be governed by the laws of the State of Delaware without regard to the conflict of law principles. Except as otherwise provided in the Plan, the Agreement may not be modified except in writing signed by both parties.

8. Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Award, the Award shall govern and control.

IN WITNESS WHEREOF, the Company has executed this Award as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:
John F. Wombwell, Executive Vice President